Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REGISTERED SERIES OF "FINTOR ASSETS, LLC, SERIES #ALPHA", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2021, AT 5:53 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6291477 8100
SR# 20213458529

Authentication: 204360761
Date: 10-08-21

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF
LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Fintor Assets, LLC.

2. The name of the registered series is Fintor Assets, LLC, Series #Alpha.

By: /s/ Priscilla M. Dragoi
Authorized Person

Name: Priscilla M. Dragoi
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:53 PM 10/07/2021
FILED 05:53 PM 10/07/2021
SR 20213458529 - File Number 6291477